PRICING SUPPLEMENT NO. 58A                                        Rule 424(b)(3)
DATED: February 16, 2000                                      File No. 333-83049
(To Prospectus dated August 9, 1999
and Prospectus Supplement dated August 9, 1999)

                                 $7,878,183,000
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B

Principal Amount: $310,000,000  Floating Rate Notes [x]  Book Entry Notes [x]

Original Issue Date: 2/18/2000  Fixed Rate Notes [ ]     Certificated Notes [ ]

Maturity Date: 2/20/2001        CUSIP#: 073928NB5

Option to Extend Maturity:      No    [x]
                                Yes   [ ]  Final Maturity Date:


                                              Optional            Optional
                         Redemption           Repayment           Repayment
   Redeemable On          Price(s)             Date(s)            Price(s)
   -------------       --------------       -------------      -----------
        N/A                  N/A                 N/A                 N/A

Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Interest Payment Dates:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                     Maximum Interest Rate:  N/A

[ ]   Commercial Paper Rate              Minimum Interest Rate:  N/A

[x]   Federal Funds Rate                 Interest Reset Date(s):  Daily*

[ ]   Treasury Rate                      Interest Reset Period:  Daily*

[ ]   LIBOR Reuters                      Interest Payment Date(s):  **

[ ]   LIBOR Telerate

[ ]   Prime Rate

[ ]   CMT Rate

Initial Interest Rate:  ***              Interest Payment Period: Quarterly

Index Maturity:  N/A

Spread (plus or minus): +0.24%

*     Up to and including the Business Day immediately preceding Maturity.

**    5/18/2000, 8/18/2000, 11/18/2000 and 2/20/2001

***   Federal Funds Effective Rate on February 18, 2000 plus 24 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.